UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 31, 2010

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 31, 2010, Helen of Troy Limited (the “Company”) held its 2010 Annual General Meeting of Shareholders (the “Annual Meeting”).  The following proposals were submitted to a vote of the shareholders of the Company at the Annual Meeting:

1.             The setting of the number of director positions at eight and the election of the eight nominees to the Company’s Board of Directors.

2.             The ratification of the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and the authorization of the Company’s Audit Committee of the Board of Directors to set the auditor’s remuneration.

Board of Director Election Results

The shareholders of the Company elected all of the Company’s eight nominees for director.  The votes for each director were as follows:

Name:	For	Withheld	Broker Non-Votes
Gary B. Abromovitz	24,221,314	335,445	3,401,847
John B. Butterworth	24,508,248	48,511	3,401,847
Timothy F. Meeker	24,458,210	98,549	3,401,847
Gerald J. Rubin	24,108,501	448,258	3,401,847
Stanlee N. Rubin	22,754,277	1,802,482	3,401,847
William F. Susetka	24,456,469	100,290	3,401,847
Adolpho R. Telles	24,498,354	58,405	3,401,847
Darren G. Woody	24,458,282	98,477	3,401,847

Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm

Grant Thornton LLP was ratified to serve as the Company’s auditor and independent registered public accounting firm and the Company’s Audit Committee of the Board of Directors was authorized to set the auditor’s remuneration.  The votes were cast as follows:

For	Against	Abstain
27,898,059	25,686	34,861

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: September 2, 2010	/s/ Vincent D. Carson
Vincent D. Carson
Vice President, General Counsel and Secretary